CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                                                   CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Investment Trust: Smith Barney Large Capitalization Growth Fund (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                    Chief Financial Officer
Smith Barney Investment Trust -            Smith Barney Investment Trust-
Smith Barney Large Capitalization          Smith Barney Large Capitalization
Growth Fund                                Growth Fund



/s/ R. Jay Gerken                          /s/ Richard L. Peteka
-------------------------------            -------------------------------------
R. Jay Gerken                              Richard L. Peteka
Date: January 30, 2004                     Date: January 30, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.